Exhibit 10.23

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED
NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NO. 1 (this "Amendment") to that SECOND AMENDED AND RESTATED NOTE AND WARRANT PURCHASE Agreement (the "Second Amended Agreement") is made as of August 15, 2016, by and among MYnd Analytics, Inc., f/k/a CNS Response, Inc., a Delaware corporation (the "Company"), and the certain investors hereto (each, an "Investor" and together, the "Investors").

RECITALS

whereas, the Company entered into that certain Note Purchase Agreement, dated as of September 22, 2014, with those certain investors named therein (the "Original Agreement");

WHEREAS, the Company entered into that certain Amendment No. 1 to the Note Purchase Agreement, dated as of April 14, 2015,with those certain investors named therein ("Amendment No. 1"), to increase the aggregate amount of notes issuable thereunder, and extend the period of time by which the Company was permitted to complete such fundraising; and

WHEREAS, the Company entered into that certain Amended and Restated Note Purchase Agreement, dated as of June 2, 2015,with those certain investors named therein (the "Amended and Restated Note Purchase Agreement"), solely to update the Original Agreement, as amended by Amendment No. 1, for the revisions provided by Amendment No. 1; and

WHEREAS, the Company entered into that certain Omnibus Amendment to the Amended and Restated Note Purchase Agreement and the notes, dated as of September 14, 2015, with those certain investors named therein (the "Omnibus Amendment"), to amend the Amended and Restated Note Purchase Agreement and the notes to set the conversion price of all notes purchased and sold pursuant to the Amended and Restated Note Purchase Agreement, both those that have been purchased and sold before the date of the Omnibus Amendment and those that were purchased and sold at any time thereafter, in the event of a qualified financing conversion or a voluntary conversion, at $0.05 per share (as adjusted for stock splits, stock dividends, combinations or the like affecting the common stock of the Company); and

WHEREAS, the Company entered into that certain Second Amended Agreement, dated as of December 23, 2015, to amend and restate the Amended and Restated Note Purchase Agreement, as amended by the Omnibus Amendment.

WHEREAS, this Amendment extends the period of time by which the Company may conduct "Additional Closings", as defined in the Second Amended Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors executing this Amendment agree as follows:

Section 1.          Amendment to Section 1.3, "Additional Closings". Section 1.3 of the Second Amended Agreement is hereby amended by deleting the third sentence therein in its entirety, and replacing it with the following:

"Such Additional Closings may occur at anytime prior to September 1, 2016, and provided that the Company shall have the sole discretion to terminate the sales of Notes and Warrants at any time without notice to any existing Inventor or potential Investor."

Section 1.2.      No Further Amendment. Except as expressly amended by this Amendment, the Second Amended Agreement are in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Second Amended Agreement or any of the documents referred to therein.

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Section 1.3.       Effect of Amendment. This Amendment shall amend and form a part of the Second Amended Agreement for all purposes and is expressly incorporated into the Second Amended Agreement, and the Company and each party hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any references to the Second Amended Agreement shall be deemed a reference to the Second Amended Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto. To the extent that any term or provision of this Amendment may be deemed expressly inconsistent with any term or provision in the Second Amended Agreement, the terms and provisions of this Amendment shall control.

Section 1.4.       Entire Agreement. Subject to Section 1.3 of this Amendment, the Second Amended Agreement, as amended by this Amendment, constitute the complete understanding of the Company and the Investors, regarding the subject matter hereof and supersede any and all other agreements, either oral or in writing, between the Company and the Investors with respect to the subject matter hereof and thereof, and no other statement or promise relating to the subject matter hereof or thereof which is not contained herein or therein, shall be valid or binding.

Section 1.5.      Other Provisions. The following sections of the Second Amended Agreement are hereby incorporated by reference into, and made applicable to, this Amendment as if set forth herein, mutatis mutandis: Section 4.3 (Amendments and Waivers); Section 4.4 (Notices); Section 4.6 (Governing Law); Section 4.7 (Severability) and Section 4.8 (Binding Effect; Assignment).

[Signature Page Follows]

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The Company and the Investors below named have caused this Amendment to be executed by their respective officers thereunto duly authorized, in each case as of the date first written above.

MYND ANALYTICS, INC.

By:	/s/ Paul Buck
	Name:	Paul Buck
	Title:	Chief Financial Officer

MAJORITY HOLDERS:

By:	/s/ Jan Vyhnalek

	Name:	Jan Vyhnalek
	Title:	Statutory Director
RSJ Private Equity investiční fond s proměnným základním kapitálem, a.s., a Czech joint stock corporation registered in the Commercial Register maintained by the Municipal Court of Prague under section B, file number 16313, identification number 24704415, with its registered office at Na Florenci 2116/15, Nové Město, 110 00 Praha 1, Czech Republic and acting in respect of its sub-fund (podfond) RSJ Gradus podfond, RSJ Private Equity investiční fond s proměnným základním kapitálem, a.s. and its assigns

By:	/s/ John Pappajohn
	Name:	John Pappajohn
	Title:	Investor

By:	/s/ Thomas T. Tierney
	Name:	Thomas T. Tierney
	Title:	Trustee
Thomas T. and Elizabeth C. Tierney Family Trust

By:	/s/ Robert J. Follman
	Name:	Robert J. Follman
	Title:	Trustee
Declaration of Trust of Robert J. Follman and Carole A. Follman, dated August 14, 1979

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By:	/s/ Robin L. Smith
	Name:	Robin L. Smith M.D.
	Title:	Investor

By:	/s/ George Carpenter /s/ Jill Carpenter
	Name:	George & Jill Carpenter
	Title:	Investor

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